Entergy
639 Loyola Avenue
New Orleans, LA 70113

News
Release

Date:	Oct. 25, 2016

For Release:	Immediately

Contact:	Kay Jones (Media) (504) 576-4238 cjone22@entergy.com	David Borde (Investor Relations) (504) 576-5668 dborde@entergy.com

Entergy Reports Third Quarter Results

NEW ORLEANS - Entergy Corporation (NYSE: ETR) reported third quarter 2016 earnings per share of $2.16 on an as-reported basis and $2.31 on an operational basis.

“This quarter’s solid results demonstrate our ability to execute on our strategy of steady, predictable growth at the Utility while reducing EWC’s footprint,” said Entergy chairman and chief executive officer Leo Denault. “The prudent decisions we are making for the benefit of our stakeholders to position the nuclear fleet for sustained operational excellence has near-term effects on our financial outlook. However, our 2019 outlook remains unchanged as we continue to execute on our growth objectives for Utility, Parent & Other earnings and corporate dividends.”

Business highlights included the following:

•	ETI filed for certification to construct the Montgomery County Power Station, an approximate 993 MW CCGT. This project was selected in ETI’s RFP.

•	Entergy reached an agreement to sell its EWC FitzPatrick nuclear power plant. The transaction is expected to close in second quarter 2017.

•	EAI and ENOI made filings requesting approval of their advanced metering infrastructure investment.

•	Standard & Poor’s upgraded Entergy’s system rating for Entergy and its Utility operating companies by one notch to BBB+.

Table of Contents Page
News Release1
Appendices6
A: Consolidated Results and Special Items7
B: Variance Analysis9
C: Utility Financial and Operational Measures11
D: EWC Financial and Operational Measures12
E: Consolidated Financial Performance Measures13
F: Definitions, Abbreviations and Acronyms14
G: GAAP to Non-GAAP Reconciliations18
Financial Statements22

•	Entergy Corporation was named to the Dow Jones Sustainability North America Index, one of four U.S. electric utility companies designated a sustainability leader on the index.

Consolidated Earnings (GAAP and Non-GAAP Measures)
Third Quarter and Year-to-Date 2016 vs. 2015 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of special items)
	Third Quarter			Year-to-Date
	2016	2015	Change	2016	2015	Change
As-Reported Earnings ($ millions)	388.2	(723.0)	1,111.2	1,185.4	(276.1)	1,461.6
Less Special Items	(27.5)	(1,063.7)	1,036.2	(30.7)	(1,069.4)	1,038.7
Operational Earnings	415.6	340.7	75.0	1,216.2	793.3	422.9
Estimated Weather Impact	33.8	29.3	4.5	(8.0)	40.7	(48.7)

As-Reported Earnings (per share in $)	2.16	(4.04)	6.20	6.60	(1.54)	8.14
Less Special Items	(0.15)	(5.94)	5.79	(0.17)	(5.96)	5.79
Operational Earnings	2.31	1.90	0.41	6.77	4.42	2.35
Estimated Weather Impact	0.18	0.16	0.02	(0.04)	0.23	(0.27)

Totals may not foot due to rounding

Consolidated Results

Third quarter 2016 EPS were $2.16 on an as-reported basis and $2.31 on an operational basis, compared to a third quarter 2015 as-reported loss of $(4.04) per share and operational EPS of $1.90. Summary discussions by business are below.

Additional details, including information on OCF by business, are provided in Appendix A and a comprehensive analysis of quarterly and year-to-date variances is provided in Appendix B.

Utility, Parent & Other Results

For third quarter 2016, Utility, Parent and Other EPS were $2.12 on an as-reported basis and $1.98 on an adjusted basis. In comparison, third quarter 2015 as-reported EPS were $1.72 and adjusted EPS were $1.56. The current period results reflected growth in the Utility business, including effects of new rate actions that recover investments and improve returns.

Net revenue increased quarter-over-quarter driven largely by the Union acquisition, EAI’s rate case and EMI’s FRP. Revenue increases for the Union acquisition included amounts to recover operating expenses for the assets.

Billed retail sales volume declined quarter-over-quarter. However, estimated volume in the unbilled period was higher than third quarter 2015.

The Utility saw growth from sales to new and expansion industrial customers as they continued to operate, ramp up and come online. However, as was expected, overall industrial sales were down quarter-over-quarter as volume from existing customers declined on lower sales to customers in the pulp and paper, industrial gases and chlor-alkali segments.

Utility non-fuel O&M was lower than third quarter 2015 due partly to lower pension and OPEB expenses. Vegetation expense also declined due to elevated spending in third quarter 2015.

Appendix C contains additional details on Utility financial and operational measures, including a schedule of Utility, Parent & Other Adjusted EPS which excludes special items and weather and normalizes income taxes.

Entergy Wholesale Commodities Results

EWC earned 4 cents per share on an as-reported basis and 19 cents per share on an operational basis for third quarter 2016. In third quarter 2015, EWC recorded an as-reported loss of $(5.76) per share and operational EPS of 18 cents.

The EWC quarter-over-quarter increase was due largely to expenses recorded in 2015 as a result of decisions to close Pilgrim and VY and to sell or close FitzPatrick nuclear plants. These expenses were considered special items and excluded from operational earnings.

Excluding the special items, EWC’s results were essentially flat quarter-over-quarter. Fuel, non-fuel O&M (excluding the special items already discussed above) and depreciation expenses declined as a result of the 2015 impairments. Conversely, energy prices were lower and decommissioning expense increased due partly to the establishment of decommissioning liabilities for Indian Point 3 and FitzPatrick in 2016.

Appendix D contains additional details on EWC financial and operational measures, including a schedule of EWC Operational Adjusted EBITDA calculations.

Earnings Guidance

Entergy affirmed its 2016 operational guidance in the range of $6.60 to $7.40 per share and Utility, Parent & Other Adjusted EPS guidance range of $4.20 to $4.50. See webcast presentation slides for additional details.

The company has provided 2016 earnings guidance with regard to the non-GAAP measures operational earnings per share and Utility, Parent and Other Adjusted EPS. These measures exclude from the corresponding GAAP financial measures the effect of special items, which are non-routine items, such as impairment charges, gains or losses on asset sales, and other gains or losses occurring as a result of strategic decisions such as the company’s recent decisions to shut down or sell certain of its merchant nuclear plants. Consistent with SEC rules, the company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot reasonably estimate all of the special items that may occur for the periods presented. The company’s current estimate for special items in 2016 relates to the decisions to close or sell certain merchant nuclear plants and for DOE litigation awards for those plants; those anticipated special items are expected to decrease as-reported EPS by approximately 35 cents per share. Other special items may occur during the periods presented, the impact of which cannot reasonably be estimated at this time.

Earnings Teleconference

A teleconference will be held at 10 a.m. CT on Tuesday, Oct. 25, 2016, to discuss Entergy’s third quarter earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing (855) 893-9849, conference ID 85417477, no more than 15 minutes prior to the start of the call. The webcast slide presentation is also posted to Entergy’s website concurrent with this release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through Nov. 1, 2016, by dialing (855) 859-2056, conference ID 85417477. This release and the webcast slide presentation are also available on the Entergy Investor Relations mobile web app at iretr.com.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including nearly 10,000 megawatts of nuclear power. Entergy delivers electricity to 2.8 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of approximately $11.5 billion and more than 13,000 employees.

Entergy Corporation’s common stock is listed on the New York and Chicago exchanges under the symbol “ETR.”

Details regarding Entergy’s results of operations, regulatory proceedings and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast slide presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations and on Entergy’s Investor Relations mobile web app at iretr.com.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, Entergy’s 2016 earnings guidance, its current financial and operational outlook, and other statements of Entergy’s plans, beliefs or expectations included in this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory costs and risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning FitzPatrick, Pilgrim or VY or any of Entergy’s other nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with strategic transactions that Entergy or its subsidiaries may undertake, including the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized and (h) the effects of technological changes and changes in economic conditions and conditions in commodity and capital markets during the periods covered by the forward-looking statements.

For definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the quarterly materials, see Appendix F and
Appendix G.

21

Third Quarter 2016 Earnings Release Appendices and Financial Statements

Appendices
Seven appendices are presented in this section as follows:

•	Appendix A: Consolidated Results and Special Items

•	Appendix B: Variance Analysis

•	Appendix C: Utility Financial and Operational Measures

•	Appendix D: EWC Financial and Operational Measures

•	Appendix E: Consolidated Financial Performance Measures

•	Appendix F: Definitions, Abbreviations and Acronyms

•	Appendix G: GAAP to Non-GAAP Reconciliations

Also included in this earnings release are:

•	Financial Statements

A: Consolidated Results and Special Items
Appendix A-1 provides a comparative summary of consolidated EPS for current quarter and year-to-date 2016 versus 2015, including a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings.

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures Third Quarter and Year-to-Date 2016 vs. 2015 (See Appendix A-3 and Appendix A-4 for details on special items)
(Per share in $)
	Third Quarter			Year-to-Date
	2016	2015	Change	2016	2015	Change
As-reported
Utility	2.47	2.01	0.46	5.64	4.36	1.28
Parent & Other	(0.35)	(0.29)	(0.06)	(0.92)	(0.81)	(0.11)
EWC	0.04	(5.76)	5.80	1.88	(5.09)	6.97
Consolidated as-reported earnings	2.16	(4.04)	6.20	6.60	(1.54)	8.14

Less special items
Utility	—	—	—	—	—	—
Parent & Other	—	—	—	—	—	—
EWC	(0.15)	(5.94)	5.79	(0.17)	(5.96)	5.79
Consolidated special items	(0.15)	(5.94)	5.79	(0.17)	(5.96)	5.79

Operational
Utility	2.47	2.01	0.46	5.64	4.36	1.28
Parent & Other	(0.35)	(0.29)	(0.06)	(0.92)	(0.81)	(0.11)
EWC	0.19	0.18	0.01	2.05	0.87	1.18
Consolidated operational earnings	2.31	1.90	0.41	6.77	4.42	2.35
Estimated weather impact	0.18	0.16	0.02	(0.04)	0.23	(0.27)

See Appendix B for detailed earnings variance analysis.

Appendix A-2 provides the components of OCF contributed by each business for current quarter and year-to-date 2016 versus 2015.

Appendix A-2: Consolidated Operating Cash Flow
Third Quarter and Year-to-Date 2016 vs. 2015
($ in millions)
	Third Quarter			Year-to-Date
	2016	2015	Change	2016	2015	Change
Utility	929	833	96	2,078	2,049	29
Parent & Other	(53)	13	(66)	(162)	(81)	(81)
EWC	124	165	(41)	336	381	(45)
Total OCF	1,000	1,011	(11)	2,252	2,350	(97)

Totals may not foot due to rounding

The quarter-over-quarter decrease in total OCF was not significant. Lower EWC revenue was largely offset by lower pension contributions. Intercompany income tax payments contributed to the line of business variances.

Appendix A-3 and Appendix A-4 list special items by business. Amounts are shown on both an EPS basis and a net income basis. Special items are those events that are not routine. Special items are included in as-reported earnings consistent with GAAP, but are excluded from operational earnings. As a result, operational EPS is considered a non-GAAP measure.

Appendix A-3: Special Items by Driver (shown as positive/(negative) impact on EPS)
Third Quarter and Year-to-Date 2016 vs. 2015
(After-tax, per share in $)
	Third Quarter			Year-to-Date
	2016	2015	Change	2016	2015	Change
EWC
Decisions to close VY and Pilgrim and decision to sell or close FitzPatrick	(0.15)	(5.94)	5.79	(0.29)	(5.96)	5.67
DOE litigation awards for VY and FitzPatrick	—	—	—	0.12	—	0.12
Total EWC	(0.15)	(5.94)	5.79	(0.17)	(5.96)	5.79

Total special items	(0.15)	(5.94)	5.79	(0.17)	(5.96)	5.79

Appendix A-4: Special Items by Income Statement Line Item (shown as positive/(negative) impact on earnings)
Third Quarter and Year-to-Date 2016 vs. 2015
(Pre-tax except for Income taxes - other and Total, $ in millions)
	Third Quarter			Year-to-Date
	2016	2015	Change	2016	2015	Change
EWC
Net revenue	7.5	—	7.5	7.5	—	7.5
Non-fuel O&M	(29.3)	(1.7)	(27.5)	(18.1)	(10.8)	(7.3)
Taxes other than income taxes	(1.8)	(0.1)	(1.7)	(3.7)	0.2	(3.9)
Asset write-off and impairments	(18.8)	(1,642.2)	1,623.4	(33.2)	(1,642.2)	1,609.0
Income taxes - other	15.0	580.3	(565.4)	16.8	583.4	(566.6)
Total EWC	(27.5)	(1,063.7)	1,036.2	(30.7)	(1,069.4)	1,038.7

Total special items (after-tax)	(27.5)	(1,063.7)	1,036.2	(30.7)	(1,069.4)	1,038.7

Totals may not foot due to rounding

B: Variance Analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and year-to-date 2016 versus 2015 as-reported and operational earnings variance analysis for Utility, Parent & Other, EWC and Consolidated.

Appendix B-1: As-Reported and Operational EPS Variance Analysis
Third Quarter 2016 vs. 2015
(After-tax, per share in $, sorted in consolidated operational column, most to least favorable)
	Utility			Parent & Other			EWC			Consolidated
	As-Reported	Opera-tional		As-Reported	Opera-tional		As- Reported	Opera-tional		As- Reported	Opera-tional
2015 earnings	2.01	2.01		(0.29)	(0.29)		(5.76)	0.18		(4.04)	1.90
Net revenue	0.37	0.37	(a)	—	—		(0.04)	(0.07)	(b)	0.33	0.30
Non-fuel O&M	0.13	0.13	(c)	(0.01)	(0.01)		(0.02)	0.08	(d)	0.10	0.20
Taxes other than income taxes	0.04	0.04		—	—		—	—		0.04	0.04
Other income (deductions)-other	0.01	0.01		—	—		—	—		0.01	0.01
Asset write-offs and impairments	—	—		—	—		5.86	—	(e)	5.86	—
Share effect	(0.01)	(0.01)		—	—		—	—		(0.01)	(0.01)
Interest expense and other charges	(0.02)	(0.02)		—	—		0.01	0.01		(0.01)	(0.01)
Depreciation/amortization expense	(0.04)	(0.04)		—	—		0.02	0.02		(0.02)	(0.02)
Income taxes - other	(0.01)	(0.01)		(0.05)	(0.05)	(f)	0.02	0.02		(0.04)	(0.04)
Decommissioning expense	(0.01)	(0.01)		—	—		(0.05)	(0.05)	(g)	(0.06)	(0.06)
2016 earnings	2.47	2.47		(0.35)	(0.35)		0.04	0.19		2.16	2.31

Appendix B-2: As-Reported and Operational EPS Variance Analysis
Year-to-Date 2016 vs. 2015
(After-tax, per share in $, sorted in consolidated operational column, most to least favorable)
	Utility			Parent & Other			EWC			Consolidated
	As-Reported	Opera-tional		As-Reported	Opera-tional		As- Reported	Opera-tional		As- Reported	Opera-tional
2015 earnings	4.36	4.36		(0.81)	(0.81)		(5.09)	0.87		(1.54)	4.42
Income taxes - other	0.66	0.66	(h)	(0.05)	(0.05)	(f)	1.33	1.33	(i)	1.94	1.94
Non-fuel O&M	0.36	0.36	(c)	(0.03)	(0.03)		0.25	0.28	(d)	0.58	0.61
Taxes other than income taxes	0.05	0.05	(j)	—	—		0.04	0.05	(k)	0.09	0.10
Asset write-offs and impairments	—	—		—	—		5.80	—	(e)	5.80	—
Depreciation/amortization expense	(0.12)	(0.12)	(l)	—	—		0.11	0.11	(m)	(0.01)	(0.01)
Preferred dividend requirements	(0.01)	(0.01)		—	—		—	—		(0.01)	(0.01)
Other income (deductions)-other	0.03	0.03		(0.01)	(0.01)		(0.06)	(0.06)	(n)	(0.04)	(0.04)
Interest expense and other charges	(0.04)	(0.04)		(0.02)	(0.02)		—	—		(0.06)	(0.06)
Decommissioning expense	(0.03)	(0.03)		—	—		(0.05)	(0.05)	(g)	(0.08)	(0.08)
Net revenue	0.38	0.38	(a)	—	—		(0.45)	(0.48)	(b)	(0.07)	(0.10)
2016 earnings	5.64	5.64		(0.92)	(0.92)		1.88	2.05		6.60	6.77

See appendix in the webcast slide presentation for additional details on EWC line item variances.

Utility As-Reported Net Revenue Variance Analysis 2016 vs. 2015 ($ EPS)
	Third Quarter	Year-to- Date
Estimated weather	0.02	(0.27)
Sales growth/pricing	0.41	0.89
Other	(0.06)	(0.24)
Total	0.37	0.38

(a)
The current quarter and year-to-date increases were due primarily to rate changes associated with the Union acquisition, EAI’s rate case and EMI’s FRP. Volume in the unbilled period also contributed to the net revenue increase. Partially offsetting the increase in the year-to-date period was a $16 million (pre-tax) reserve recorded in second quarter 2016 for the portion of a tax benefit to be shared with customers. The effect of weather was slightly favorable quarter-over-quarter but unfavorable in the year-to-date variance.

(b)
The current quarter and year-to-date decreases were driven by lower energy pricing for nuclear assets. The sale of the RISEC facility in December 2015 also contributed to the decline. These decreases were partially offset by lower nuclear fuel expense (due largely to 2015 impairments). In the year-to-date period, volume from nuclear assets was lower due largely to the extended IP2 refueling outage.

(c)
The current quarter and year-to-date increases reflected lower pension and OPEB expenses stemming partly from a higher discount rate, lower vegetation maintenance costs and energy efficiency costs, including the effects of true-ups. Non-fuel O&M expense was also reduced as a result of litigation awards from the DOE in connection with spent nuclear fuel storage costs. The expense decreases were partially offset by the Union acquisition (offset in net revenue). The quarter variance also reflected lower nuclear generation spending in 2016 due primarily to a decrease in regulatory compliance costs and expenses related to the ELL business combination. The year-to-date variance reflected a deferral recorded at EAI in first quarter 2016 and lower spending on fossil outages. These items were partially offset by higher nuclear generation spending due primarily to an overall higher scope of work done during plant outages in 2016 and higher nuclear labor costs, including contract labor.

(d)
The current quarter as-reported decrease was driven by higher expenses resulting from the decisions to close or sell certain nuclear plants (these expenses were considered special items and excluded from operational results). The current quarter operational and year-to-date variances increased, reflecting lower refueling outage expense (largely as a result of 2015 impairments) and the sale of the RISEC facility in December 2015. The year-to-date variance also reflected a reduction in expense for litigation proceeds received from the DOE in connection with spent nuclear fuel storage costs in second quarter 2016 (approximately 12 cents EPS received for VY and FitzPatrick was considered a special item).

(e)
The as-reported current quarter and year-to-date increases were primarily due to non-cash impairment charges and related write-offs recorded in third quarter 2015 for Pilgrim and FitzPatrick. Partially offsetting was capital recorded as non-fuel O&M for those nuclear plants that have closed (VY) or are identified to close or be sold (Pilgrim and FitzPatrick).

(f)	The current quarter and year-to-date decreases were due to an inter-company adjustment recorded (offset at EWC).

(g)
The current quarter and year-to-date decreases were due to the establishment of decommissioning liabilities for Indian Point 3 and FitzPatrick in 2016 and revisions to decommissioning cost studies at other EWC nuclear facilities in 2015.

(h)
The year-to-date increase was due largely to the reversal of a portion of the provision for uncertain tax positions totaling $136 million for two previous positions that were resolved in the 2010-2011 tax audit in second quarter 2016. This was partly offset by customer sharing recorded as a regulatory charge ($16 million pre-tax, included in net revenue). Partially offsetting was a first quarter 2015 reversal of a portion of the provision for uncertain tax provisions related to interest accrual of approximately $24 million.

(i)	The year-to-date increase was attributable largely to a tax election which reduced income tax expense by $238 million.

(j)	The year-to-date increase was due primarily to lower franchise taxes and lower payroll taxes.

(k)	The year-to-date increase was due largely to lower sales and use tax and the effect of prior year’s New York state audit settlement.

(l)
The year-to-date decrease was due primarily to additions to plant, including the Union acquisition in March 2016. The decrease was partially offset by depreciation expense reduction which resulted from litigation awards from the DOE in connection with spent nuclear fuel storage costs in the current quarter.

(m)	The year-to-date increase resulted from 2015 impairments, recording the effects of DOE litigation proceeds related to spent nuclear fuel storage costs and the sale of RISEC.

(n)	The year-to-date decrease was due largely to realized earnings from decommissioning trusts in 2015 from rebalancing of VY’s decommissioning trust.

C: Utility Financial and Operational Measures
Appendix C-1 provides a comparative summary of Utility, Parent & Other Adjusted EPS, which excludes the effects of special items and weather and normalizes income tax expense.

Appendix C-1: Utility, Parent & Other Adjusted EPS - Reconciliation of GAAP to Non-GAAP Measures
Third Quarter and Year-to-Date 2016 vs. 2015 (See Appendix A for details on special items)
(Per share in $)	Third Quarter			Year-to-Date
	2016	2015	Change	2016	2015	Change
As-reported EPS	2.12	1.72	0.40	4.72	3.55	1.17
Less:
Special items	—	—	—	—	—	—
Estimated weather	0.18	0.16	0.02	(0.04)	0.23	(0.27)
Income taxes, net of sharing	(0.04)	—	(0.04)	0.67	0.13	0.54
Adjusted EPS	1.98	1.56	0.42	4.09	3.19	0.90

Appendix C-2 provides a comparative summary of Utility operational performance measures.

Appendix C-2: Utility Operational Performance Measures
Third Quarter and Year-to-Date 2016 vs. 2015 (See Appendix G for reconciliation of GAAP to non-GAAP measures)
	Third Quarter				Year-to-Date
	2016	2015	% Change	% Weather Adjusted	2016	2015	% Change	% Weather Adjusted
GWh billed
Residential	11,817	11,887	(0.6%)	(0.6%)	27,035	28,683	(5.7%)	(0.6%)
Commercial	8,650	8,744	(1.1%)	(2.0%)	21,938	22,370	(1.9%)	(1.5%)
Governmental	703	692	1.6%	1.0%	1,912	1,886	1.4%	1.3%
Industrial	12,017	12,087	(0.6%)	(0.6%)	34,581	33,230	4.1%	4.1%
Total retail sales	33,187	33,410	(0.7%)	(0.9%)	85,466	86,169	(0.8%)	1.0%
Wholesale	2,733	2,586	5.7%		9,452	7,535	25.4%
Total sales	35,920	35,996	(0.2%)		94,918	93,704	1.3%

Number of electric retail customers
Residential					2,454,761	2,434,079	0.8%
Commercial					352,175	348,920	0.9%
Governmental					17,662	17,779	(0.7%)
Industrial					49,606	49,941	(0.7%)
Total retail customers					2,874,204	2,850,719	0.8%

Net revenue ($ millions)	1,859	1,750	6.2%		4,758	4,648	2.4%
As-reported non-fuel O&M per MWh	$17.39	$18.42	(5.6%)		$18.82	$20.17	(6.7%)
Operational non-fuel O&M per MWh	$17.39	$18.42	(5.6%)		$18.82	$20.17	(6.7%)

The effects of weather are estimated using monthly heating degree days and cooling degree days from certain locations within each jurisdiction and comparing to “normal” weather based on 20 year historical data. The models used to estimate weather are updated periodically and subject to change.

See appendix in the webcast slide presentation for information on select regulatory cases.

D: EWC Financial and Operational Measures
Appendix D-1 provides a comparative summary of EWC operational adjusted earnings before interest, taxes, depreciation and amortization.

Appendix D-1: EWC Operational Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
Third Quarter and Year-to-Date 2016 vs. 2015
($ in millions)	Third Quarter			Year-to-Date
	2016	2015	Change	2016	2015	Change
Net income	8	(1,032)	1,040	339	(913)	1,252
Add back: interest expense	5	7	(2)	18	19	(1)
Add back: income tax expense	6	(555)	561	(177)	(488)	311
Add back: depreciation and amortization	53	60	(7)	155	187	(32)
Subtract: interest and investment income	27	29	(2)	87	116	(29)
Add back: decommissioning expense	47	33	14	117	101	16
Adjusted EBITDA	93	(1,515)	1,608	365	(1,210)	1,575
Add back pre-tax special items for:
Decisions to close VY and Pilgrim and decision to sell or close FitzPatrick	42	1,644	(1,602)	81	1,653	(1,572)
DOE litigation awards for VY and FitzPatrick	—	—	—	(34)	—	(34)
Operational adjusted EBITDA	135	129	6	412	443	(31)

Totals may not foot due to rounding

Appendix D-2 provides a comparative summary of EWC operational performance measures.

Appendix D-2: EWC Operational Performance Measures
Third Quarter and Year-to-Date 2016 vs. 2015 (See Appendix G for reconciliation of GAAP to non-GAAP measures)
	Third Quarter			Year-to-Date
	2016	2015	% Change	2016	2015	% Change
Owned capacity (MW) (o)	4,880	5,463	(10.7%)	4,880	5,463	(10.7%)
GWh billed	9,372	10,440	(10.2%)	26,484	29,610	(10.6%)
As-reported average total revenue per MWh	$50.72	$49.97	1.5%	$50.65	$54.16	(6.5%)
Adjusted operational average total revenue per MWh	$49.03	$49.61	(1.2%)	$49.74	$53.77	(7.5%)
Net revenue ($ millions)	396	410	(3.4%)	1,156	1,287	(10.2%)
As-reported non-fuel O&M per MWh	$27.78	$24.49	13.4%	$25.59	$25.42	0.7%
Operational non-fuel O&M per MWh	$24.65	$24.32	1.4%	$24.90	$25.06	(0.6%)

EWC Nuclear Fleet
Capacity factor	90%	92%	(2.2%)	85%	90%	(5.6%)
GWh billed	8,674	9,125	(4.9%)	24,670	26,298	(6.2%)
As-reported average total revenue per MWh	$51.01	$50.41	1.2%	$51.05	$53.96	(5.4%)
Adjusted operational average total revenue per MWh	$49.19	$49.99	(1.6%)	$50.07	$53.53	(6.5%)
Production cost per MWh	$23.77	$26.90	(11.6%)	$22.91	$26.24	(12.7%)
Net revenue ($ millions)	396	395	0.3%	1,151	1,240	(7.2%)
Refueling outage days
Indian Point 2	—	—		102	—
Indian Point 3	—	—		—	23
Palisades	—	13		—	13
Pilgrim	—	—		—	34

(o)	Third quarter and year-to-date 2016 exclude RISEC (583 MW) that was sold in December 2015

See appendix in the webcast slide presentation for EWC hedging and price disclosures.

E: Consolidated Financial Performance Measures
Appendix E provides comparative financial performance measures for the current quarter. Financial performance measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP measures.

As-reported measures are computed in accordance with GAAP as they include all components of net income, including special items. Operational measures are non-GAAP measures as they are calculated using operational net income, which excludes the impact of special items.

Appendix E: GAAP and Non-GAAP Financial Performance Measures
Third Quarter 2016 vs. 2015 (See Appendix G for reconciliation of GAAP to non-GAAP measures)

For 12 months ending September 30	2016	2015	Change
GAAP Measures
ROIC - as-reported	7.0%	1.1%	5.9%
ROE - as-reported	13.4%	(1.6%)	15.0%
Book value per share	$56.21	$51.33	$4.88
End of period shares outstanding (millions)	179.1	178.4	0.7
Non-GAAP Measures
ROIC - operational	7.9%	5.6%	2.3%
ROE - operational	15.6%	9.6%	6.0%

As of September 30 ($ in millions)	2016	2015	Change
GAAP Measures
Cash and cash equivalents	1,307	1,041	266
Revolver capacity	4,243	3,869	374
Commercial paper	264	664	(400)
Total debt	15,073	14,144	929
Securitization debt	698	814	(116)
Debt to capital	59.4%	60.2%	(0.8%)
Off-balance sheet liabilities:
Debt of joint ventures - Entergy’s share	74	78	(4)
Leases - Entergy’s share	359	422	(63)
Power purchase agreements accounted for as leases	195	224	(29)
Total off-balance sheet liabilities	628	724	(96)
Non-GAAP Measures
Debt to capital, excluding securitization debt	58.3%	58.7%	(0.4%)
Gross liquidity	5,550	4,910	640
Net debt to net capital, excluding securitization debt	55.9%	56.7%	(0.8%)
Parent debt to total debt, excluding securitization debt	19.4%	20.9%	(1.5%)
Debt to operational adjusted EBITDA, excluding securitization debt	4.2x	3.9x	0.3x
Operational FFO to debt, excluding securitization debt	21.1%	25.4%	(4.3%)

F: Definitions, Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures. Non-GAAP measures provide metrics that remove the effect of financial events that are not routine from commonly used financial metrics.

Appendix F-1: Definitions
Utility Operational Performance Measures
GWh billed	Total number of GWh billed to all retail and wholesale customers
Net revenue	Operating revenue less fuel, fuel related expenses and gas purchased for resale, purchased power and other regulatory charges (credits) - net
Non-fuel O&M	Operation and maintenance expenses excluding fuel, fuel-related expenses and gas purchased for resale and purchased power
Non-fuel O&M per MWh	Non-fuel O&M per MWh of billed sales
Number of retail customers	Number of customers at end of period

EWC Operational Performance Measures
As-reported average total revenue per MWh	As-reported revenue per MWh billed (does not include revenue from investments in wind generation that is accounted for under the equity method of accounting)
Adjusted average total revenue per MWh	As-reported average total revenue per MWh, excluding revenue from the amortization of the Palisades below-market PPA and VY capacity revenue
Average revenue under contract per kW-month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades; revenue will fluctuate due to factors including market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at the time of option expiration, costs to convert firm LD to unit-contingent and other risk management costs

Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by ISO-NE, the NYISO and MISO
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including estimates for market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at time of option expiration, costs to convert Firm LD to unit-contingent and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA

Firm LD
Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset) or settles financially on notional quantities; if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract; a portion of which may be capped through the use of risk management products

GWh billed	Total number of GWh billed to customers and financially-settled instruments (does not include amounts from investments in wind generation that are accounted for under the equity method of accounting)

Appendix F-1: Definitions
EWC Operational Performance Measures (continued)
Net revenue	Operating revenue less fuel, fuel related expenses and purchased power
Non-fuel O&M
Operation and maintenance expenses excluding fuel, fuel-related expenses and gas purchased for resale, purchased power (does not include amounts from investments in wind generation that are accounted for under the equity method of accounting)

Non-fuel O&M per MWh	Non-fuel O&M per MWh billed
Offsetting positions	Transactions for the purchase of energy, generally to offset a Firm LD transaction
Owned capacity (MW)	Installed capacity owned and operated by EWC, including investments in wind generation accounted for under the equity method of accounting; RISEC (non-nuclear) was sold on Dec. 17, 2015
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts or options that mitigate price uncertainty that may or may not require regulatory approval or approval of transmission rights or other conditions precedent; positions that are no longer classified as hedges are netted in the planned generation under contract

Planned net MW in operation	Amount of installed capacity to generate power and/or sell capacity, assuming intent to shutdown Pilgrim on May 31, 2019 and sell FitzPatrick in second quarter 2017
Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics and outage schedules, assuming intent to shutdown Pilgrim on May 31, 2019 and to sell FitzPatrick in second quarter 2017, uninterrupted normal plant operation and timely renewal of plant operating licenses at IPEC

Production cost per MWh	Fuel and non-fuel O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation), excluding special items
Refueling outage days	Number of days lost for scheduled refueling outage during the period
Unit-contingent
Transaction under which power is supplied from a specific generation asset; if the asset is on operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial Measures - GAAP
Book value per share	End of period common equity divided by end of period shares outstanding
Debt of joint ventures - Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital ratio	Total debt divided by total capitalization
Leases - Entergy’s share	Operating leases held by subsidiaries capitalized at implicit interest rate
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers, including Entergy Nuclear Vermont Yankee
ROIC - as-reported	12-months rolling net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
ROE - as-reported	12-months rolling net income attributable to Entergy Corporation divided by average common equity
Securitization debt
Debt associated with securitization bonds issued to recover storm costs from hurricanes Rita, Ike and Gustav at ETI and Hurricane Isaac at ENOI; the 2009 ice storm at EAI and investment recovery of costs associated with the cancelled Little Gypsy repowering project at ELL

Total debt	Sum of short-term and long-term debt, notes payable and commercial paper and capital leases on the balance sheet

Appendix F-1: Definitions
Financial Measures - Non-GAAP
Adjusted EBITDA
Earnings before interest, depreciation and amortization and income taxes excluding decommissioning expense; for Entergy consolidated, also excludes AFUDC-equity funds and subtracts securitization proceeds

Adjusted EPS	As-reported EPS excluding special items and weather and normalizing for income tax
Debt to capital ratio, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
Debt to EBITDA	End of period total debt excluding securitization debt divided by 12-months rolling operational adjusted EBITDA
FFO
OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, prepaid taxes and taxes accrued, interest accrued and other working capital accounts) and securitization regulatory charge

FFO to debt	12-months rolling operational FFO as a percentage of end of period total debt excluding securitization debt
Gross liquidity	Sum of cash and revolver capacity
Operational adjusted EBITDA	Adjusted EBITDA excluding effects of special items
Operational EPS	As-reported EPS adjusted to exclude the impact of special items
Operational FFO	FFO excluding effects of special items
Parent debt to total debt	End of period Entergy Corporation debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of total debt excluding securitization debt
Net debt to net capital ratio, excluding securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
ROIC - operational	12-months rolling operational net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
ROE - operational	12-months rolling operational net income attributable to Entergy Corporation divided by average common equity

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
ADIT	Accumulated deferred income taxes	LPSC	Louisiana Public Service Commission
AFUDC - borrowed funds	Allowance for borrowed funds used during construction	LTM	Last twelve months
		MISO	Midcontinent Independent System Operator, Inc.
AFUDC - equity funds	Allowance for equity funds used during construction	MPSC	Mississippi Public Service Commission
		MTEP	MISO Transmission Expansion Planning
ALJ	Administrative law judge	NEPOOL	New England Power Pool
AMI	Advanced metering infrastructure	Ninemile 6	Ninemile Point Unit 6
ANO	Arkansas Nuclear One (nuclear)	NOAA	National Oceanic and Atmosphere Administration
APSC	Arkansas Public Service Commission	Non-fuel O&M	Non-fuel operation and maintenance expense
BP	Basis point	NRC	Nuclear Regulatory Commission
CCGT	Combined cycle gas turbine	NYISO	New York Independent System Operator, Inc.
CCNO	Council of the City of New Orleans, Louisiana	NYS	New York State
COD	Commercial operation date	NYSDEC	New York State Department of Environmental Conservation
Cooper	Cooper Nuclear Station
CT	Simple cycle combustion turbine	NYSDOS	New York State Department of State
CZM	Coastal zone management	NYSE	New York Stock Exchange
DCRF	Distribution cost recovery factor	NYSERDA	New York State Energy Research and Development Authority
DOE	U.S. Department of Energy
EAI	Entergy Arkansas, Inc.	O&M	Operation and maintenance expense
EBITDA	Earnings before interest, income taxes, depreciation and amortization	OCF	Net cash flow provided by operating activities
		OPEB	Other post-employment benefits
EGSL	Entergy Gulf States Louisiana, L.L.C.	Palisades	Palisades Power Plant (nuclear)
ELL	Entergy Louisiana, LLC	Pilgrim	Pilgrim Nuclear Power Station (nuclear)
EMI	Entergy Mississippi, Inc.	PPA	Power purchase agreement or purchased power agreement
ENOI	Entergy New Orleans, Inc.
ESI	Entergy Services, Inc.	PUCT	Public Utility Commission of Texas
EPS	Earnings per share	RFP	Request for proposal
ETI	Entergy Texas, Inc.	RISEC	Rhode Island State Energy Center (CCGT)
ETR	Entergy Corporation	ROE	Return on equity
EWC	Entergy Wholesale Commodities	ROIC	Return on invested capital
FERC	Federal Energy Regulatory Commission	RPCE	Rough production cost equalization
FFO	Funds from operations	RSP	Rate Stabilization Plan (ELL Gas)
Firm LD	Firm liquidated damages	SEC	U.S. Securities and Exchange Commission
FitzPatrick	James A. FitzPatrick Nuclear Power Plant (nuclear)	SERI	System Energy Resources, Inc.
FRP	Formula rate plan	SPDES	State Pollutant Discharge Elimination System
GAAP	Generally accepted accounting principles	SPP	Southwest Power Pool
Grand Gulf	Unit No. 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by System Energy	TCRF	Transmission cost recovery factor
		Top Deer	Top Deer Wind Ventures, LLC
HCM	Human Capital Management program	Union	Union Power Station (CCGT)
Indian Point 2	Indian Point Energy Center Unit 2 (nuclear)	UP&O	Utility, Parent & Other
Indian Point 3	Indian Point Energy Center Unit 3 (nuclear)	VY	Vermont Yankee Nuclear Power Station (nuclear)
IPEC	Indian Point Energy Center (nuclear)	WACC	Weighted-average cost of capital
ISES	Independence Steam Electric Station (coal)	WOTAB	West of the Atchafalaya Basin
ISO	Independent system operator	WQC	Water Quality Certification
ISO-NE	ISO New England	YOY	Year-over-year

G: GAAP to Non-GAAP Reconciliations
Appendix G-1, Appendix G-2 and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - Utility and EWC Non-fuel O&M per MWh, EWC and EWC Nuclear Average Total Revenue per MWh
($ in thousands except where noted)		Third Quarter		Year-to-Date
		2016	2015	2016	2015
Utility
As-reported Utility non-fuel O&M	(A)	624,646	663,142	1,786,048	1,889,982
Operational Utility non-fuel O&M	(B)	624,646	663,142	1,786,048	1,889,982
Utility billed sales (GWh)	(C)	35,920	35,996	94,918	93,704
As-reported Utility non-fuel O&M per MWh	(A/C)	17.39	18.42	18.82	20.17
Operational Utility non-fuel O&M per MWh	(B/C)	17.39	18.42	18.82	20.17

EWC
As-reported EWC non-fuel O&M	(D)	260,319	255,656	677,604	752,719
Special items included in non-fuel O&M:
Decisions to close VY and Pilgrim and decision to sell or close FitzPatrick		29,254	1,706	51,879	10,774
DOE litigation awards for VY and FitzPatrick		—	—	(33,823)	—
Total special items included in non-fuel O&M	(E)	29,254	1,706	18,056	10,774
Operational EWC non-fuel O&M	(D-E)	231,065	253,950	659,548	741,945
EWC billed sales (GWh)	(F)	9,372	10,440	26,484	29,610

As-reported EWC non-fuel O&M per MWh	(D/F)	27.78	24.49	25.59	25.42
Operational EWC non-fuel O&M per MWh	[(D-E)/(F)]	24.65	24.32	24.90	25.06

As-reported EWC operating revenue	(G)	475,345	521,746	1,341,534	1,603,643
Special items included in operating revenue:
Decision to sell or close FitzPatrick	(H)	7,479	—	7,479	—
Operational EWC operating revenue	(G-H)	467,866	521,746	1,334,055	1,603,643
Less Palisades below-market PPA amortization and VY capacity revenue (p)	(I)	8,338	3,800	16,724	11,400
Adjusted operational EWC operating revenue	[(G-H)]-(I)	459,528	517,946	1,317,331	1,592,243

As-reported EWC average total revenue per MWh	(G)/(F)	50.72	49.97	50.65	54.16
Adjusted operational EWC average total revenue per MWh	[[(G-H)]-(I)/(F)]	49.03	49.61	49.74	53.77

As-reported EWC nuclear operating revenue	(J)	442,488	459,964	1,259,420	1,419,060
Special items included in operating revenue:
Decision to sell or close FitzPatrick	(K)	7,479	—	7,479	—
Operational EWC nuclear operating revenue	(J-K)	435,009	459,964	1,251,941	1,419,060
Less Palisades below-market PPA amortization and VY capacity revenue (p)	(L)	8,338	3,800	16,724	11,400
Adjusted operational EWC nuclear operating revenue	[(J-K)]-(L)	426,671	456,164	1,235,217	1,407,660

EWC nuclear billed sales (GWh)	(M)	8,674	9,125	24,670	26,298

As-reported EWC nuclear average total revenue per MWh	(J)/(M)	51.01	50.41	51.05	53.96
Adjusted operational EWC nuclear average total revenue per MWh	[[(J-K)]-(L)/(M)]	49.19	49.99	50.07	53.53

Totals may not foot due to rounding

(p)	VY capacity revenue which is largely offset by purchased capacity following decision to close VY

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - ROIC, ROE Metrics
($ in millions)		Third Quarter
		2016	2015
As-reported net income attributable to Entergy Corporation, rolling 12 months	(A)	1,285	(156)
Preferred dividends		21	19
Tax effected interest expense		407	396
As-reported net income attributable to Entergy Corporation, rolling 12 months adjusted for preferred dividends and tax effected interest expense	(B)	1,713	259

Special items in prior quarters		(186)	(21)
Decisions to close VY and Pilgrim and decision to sell or close FitzPatrick		(27)	(1,064)
Total special items, rolling 12 months	(C)	(212)	(1,085)

Operational earnings, rolling 12 months adjusted for preferred dividends and tax effected interest expense	(B-C)	1,925	1,344

Operational earnings, rolling 12 months	(A-C)	1,497	929

Average invested capital	(D)	24,443	23,819

Average common equity	(E)	9,613	9,653

ROIC - as-reported	(B/D)	7.0	1.1
ROIC - operational	[(B-C)/D]	7.9	5.6
ROE - as-reported	(A/E)	13.4	(1.6)
ROE - operational	[(A-C)/E]	15.6	9.6

Totals may not foot due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Credit and Liquidity Metrics
($ in millions)		Third Quarter
		2016	2015
Total debt	(A)	15,073	14,144
Less securitization debt	(B)	698	814
Total debt, excluding securitization debt	(C)	14,375	13,330
Less cash and cash equivalents	(D)	1,307	1,041
Net debt, excluding securitization debt	(E)	13,068	12,289

Total capitalization	(F)	25,375	23,512
Less securitization debt	(B)	698	814
Total capitalization, excluding securitization debt	(G)	24,677	22,698
Less cash and cash equivalents	(D)	1,307	1,041
Net capital, excluding securitization debt	(H)	23,370	21,657

Debt to capital	(A/F)	59.4%	60.2%
Debt to capital, excluding securitization debt	(C/G)	58.3%	58.7%
Net debt to net capital, excluding securitization debt	(E/H)	55.9%	56.7%

Revolver capacity	(I)	4,243	3,869

Gross liquidity	(D+I)	5,550	4,910

Entergy Corporation notes:
Due January 2017		500	500
Due September 2020		450	450
Due July 2022		650	650
Due September 2026		750	0
Total parent long-term debt	(J)	2,350	1,600
Revolver draw	(K)	180	525
Commercial paper	(L)	264	664
Total parent debt	(J)+(K)+(L)	2,794	2,789

Parent debt to total debt, excluding securitization debt	[((J)+(K)+(L))/(C)]	19.4%	20.9%

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Credit and Liquidity Metrics (continued)
($ in millions)		Third Quarter
		2016	2015
Total debt	(A)	15,073	14,144
Less securitization debt	(B)	698	814
Total debt, excluding securitization debt	(C)	14,375	13,330
As-reported consolidated net income, rolling 12 months		1,306	(156)
Add back: interest expense, rolling 12 months		661	644
Add back: income tax expense, rolling 12 months		(377)	(35)
Add back: depreciation and amortization, rolling 12 months		1,340	1,333
Add back: regulatory charges (credits), rolling 12 months		196	29
Subtract: securitization proceeds, rolling 12 months		140	134
Subtract: interest and investment income, rolling 12 months		157	186
Subtract: AFUDC-equity funds, rolling 12 months		62	56
Add back: decommissioning expense, rolling 12 months		303	279
Adjusted EBITDA, rolling 12 months	(D)	3,070	1,718
Add back: special item for HCM implementation expenses, rolling 12 months (pre-tax)		—	3
Add back: special item resulting from decisions to close VY and Pilgrim and decision to sell or close FitzPatrick, rolling 12 months (pre-tax)		86	1,673
Add back: special item for DOE litigation awards for VY and FitzPatrick, rolling 12 months (pre-tax)		(34)	—
Add back: special item for Palisades asset impairment and related write-offs, rolling 12 months (pre-tax)		396	—
Add back: special item for Top Deer investment impairment, rolling 12 months (pre-tax)		37	—
Add back: special item for gain on the sale of RISEC, rolling 12 months (pre-tax)		(154)	—
Operational adjusted EBITDA, rolling 12 months	(E)	3,401	3,394
Debt to operational adjusted EBITDA, excluding securitization debt	(C)/(E)	4.2x	3.9x
Net cash flow provided by operating activities, rolling 12 months	(F)	3,194	3,348
AFUDC-borrowed funds used during construction, rolling 12 months	(G)	(32)	(29)
Working capital items in net cash flow provided by operating activities, rolling 12 months:
Receivables		(10)	(5)
Fuel inventory		24	(34)
Accounts payable		55	(63)
Prepaid taxes and taxes accrued		3	25
Interest accrued		9	(5)
Other working capital accounts		(59)	(17)
Securitization regulatory charge		111	104
Total	(H)	133	5
FFO, rolling 12 months	(F)+(G)-(H)	3,029	3,314
Add back: special item for HCM implementation expenses, rolling 12 months (pre-tax)		—	11
Add back: special item resulting from decisions to close VY and Pilgrim and decision to sell or close FitzPatrick, rolling 12 months (pre-tax)		6	56
Operational FFO, rolling 12 months	(I)	3,035	3,381
Operational FFO to debt ratio, excluding securitization debt	(I)/(C)	21.1%	25.4%

Totals may not foot due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
September 30, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$97,663	$1,270	$2,972	$101,905
Temporary cash investments	610,422	32,976	562,131	1,205,529
Total cash and cash equivalents	708,085	34,246	565,103	1,307,434
Notes receivable	—	(528,097)	528,097	—
Accounts receivable:
Customer	598,224	—	126,746	724,970
Allowance for doubtful accounts	(11,387)	—	—	(11,387)
Associated companies	22,381	(33,366)	10,985	—
Other	217,904	—	9,374	227,278
Accrued unbilled revenues	439,596	—	—	439,596
Total accounts receivable	1,266,718	(33,366)	147,105	1,380,457
Deferred fuel costs	41,686	—	—	41,686
Fuel inventory - at average cost	183,006	—	5,904	188,910
Materials and supplies - at average cost	662,230	—	256,039	918,269
Deferred nuclear refueling outage costs	103,697	—	113,790	217,487
Prepayments and other	213,411	(45,416)	117,797	285,792
TOTAL	3,178,833	(572,633)	1,733,835	4,340,035

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,786	(1,390,674)	605	717
Decommissioning trust funds	2,713,540	—	2,957,534	5,671,074
Non-utility property - at cost (less accumulated depreciation)	216,669	(11)	6,350	223,008
Other	468,398	—	5,566	473,964
TOTAL	4,789,393	(1,390,685)	2,970,055	6,368,763

PROPERTY, PLANT, AND EQUIPMENT

Electric	44,020,923	3,676	3,462,096	47,486,695
Property under capital lease	609,852	—	—	609,852
Natural gas	408,360	—	—	408,360
Construction work in progress	1,299,632	537	151,323	1,451,492
Nuclear fuel	769,698	—	401,258	1,170,956
TOTAL PROPERTY, PLANT AND EQUIPMENT	47,108,465	4,213	4,014,677	51,127,355
Less - accumulated depreciation and amortization	20,539,406	198	1,258,626	21,798,230
PROPERTY, PLANT AND EQUIPMENT - NET	26,569,059	4,015	2,756,051	29,329,125

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	777,113	—	—	777,113
Other regulatory assets	4,540,895	—	—	4,540,895
Deferred fuel costs	239,050	—	—	239,050
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	12,963	42,497	67,625	123,085
Other	61,188	11,615	1,570,140	1,642,943
TOTAL	6,005,308	54,112	1,640,838	7,700,258

TOTAL ASSETS	$40,542,593	($1,905,191)	$9,100,779	$47,738,181

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
September 30, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$250,200	$500,000	$—	$750,200
Notes payable and commercial paper:
Associated companies	—	(23,359)	23,359	—
Other	169,420	263,943	—	433,363
Account payable:
Associated companies	21,727	(43,285)	21,558	—
Other	852,951	471	209,717	1,063,139
Customer deposits	402,794	—	—	402,794
Taxes accrued	—	(214,578)	454,084	239,506
Interest accrued	166,606	14,510	(38)	181,078
Deferred fuel costs	118,228	—	—	118,228
Obligations under capital leases	2,743	—	—	2,743
Pension and other postretirement liabilities	49,662	—	10,105	59,767
Other	168,130	2,161	30,638	200,929
TOTAL	2,202,461	499,863	749,423	3,451,747

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	7,992,006	383,454	135,486	8,510,946
Accumulated deferred investment tax credits	228,757	—	—	228,757
Obligations under capital leases	24,957	—	—	24,957
Other regulatory liabilities	1,525,897	—	—	1,525,897
Decommissioning and retirement cost liabilities	2,839,961	—	3,261,322	6,101,283
Accumulated provisions	462,216	—	1,250	463,466
Pension and other postretirement liabilities	2,175,783	—	709,120	2,884,903
Long-term debt	11,804,148	2,016,055	41,500	13,861,703
Other	684,124	(386,798)	84,949	382,275
TOTAL	27,737,849	2,012,711	4,233,627	33,984,187

Subsidiaries' preferred stock without sinking fund	208,936	—	24,249	233,185

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2016	2,051,268	(2,249,823)	201,103	2,548
Paid-in capital	2,798,256	904,621	1,701,110	5,403,987
Retained earnings	5,791,318	2,306,132	2,025,636	10,123,086
Accumulated other comprehensive income (loss)	(127,495)	—	165,631	38,136
Less - treasury stock, at cost (75,625,184 shares in 2016)	120,000	5,378,695	—	5,498,695
TOTAL	10,393,347	(4,417,765)	4,093,480	10,069,062

TOTAL LIABILITIES AND EQUITY	$40,542,593	($1,905,191)	$9,100,779	$47,738,181

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$57,098	$682	$5,717	$63,497
Temporary cash investments	561,970	12,208	713,285	1,287,464
Total cash and cash equivalents	619,068	12,890	719,002	1,350,961
Notes receivable	—	(513,778)	513,778	—
Accounts receivable:
Customer	440,869	—	167,622	608,491
Allowance for doubtful accounts	(39,895)	—	—	(39,895)
Associated companies	30,948	(34,177)	3,230	—
Other	169,447	—	8,917	178,364
Accrued unbilled revenues	321,940	—	—	321,940
Total accounts receivable	923,309	(34,177)	179,769	1,068,900
Deferred fuel costs	—	—	—	—
Fuel inventory - at average cost	210,861	—	6,949	217,810
Materials and supplies - at average cost	627,702	—	245,654	873,357
Deferred nuclear refueling outage costs	140,423	—	71,089	211,512
Prepayments and other	141,096	(8,576)	212,352	344,872
TOTAL	2,662,459	(543,641)	1,948,593	4,067,412

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,786	(1,390,673)	4,228	4,341
Decommissioning trust funds	2,515,066	—	2,834,887	5,349,953
Non-utility property - at cost (less accumulated depreciation)	212,997	(10)	7,012	219,999
Other	460,322	—	8,382	468,704
TOTAL	4,579,171	(1,390,683)	2,854,509	6,042,997

PROPERTY, PLANT, AND EQUIPMENT

Electric	41,079,998	3,579	3,383,581	44,467,159
Property under capital lease	952,465	—	—	952,465
Natural gas	392,032	—	—	392,032
Construction work in progress	1,326,728	349	129,659	1,456,735
Nuclear fuel	856,573	—	488,850	1,345,422
TOTAL PROPERTY, PLANT AND EQUIPMENT	44,607,796	3,928	4,002,090	48,613,813
Less - accumulated depreciation and amortization	19,654,374	198	1,134,880	20,789,452
PROPERTY, PLANT AND EQUIPMENT - NET	24,953,422	3,730	2,867,210	27,824,361

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	775,528	—	—	775,528
Other regulatory assets	4,704,796	—	—	4,704,796
Deferred fuel costs	238,902	—	—	238,902
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	15,888	1,206	37,809	54,903
Other	52,641	9,980	498,989	561,610
TOTAL	6,161,854	11,186	539,871	6,712,911

TOTAL ASSETS	$38,356,906	($1,919,408)	$8,210,183	$44,647,681

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$209,374	$—	$5,000	$214,374
Notes payable and commercial paper:
Associated companies	—	(324,315)	324,315	—
Other	72,047	422,302	—	494,348
Account payable:
Associated companies	25,119	(50,553)	25,433	—
Other	877,395	593	193,810	1,071,798
Customer deposits	419,407	—	—	419,407
Taxes accrued	159,650	(105,466)	155,893	210,077
Interest accrued	163,391	31,161	13	194,565
Deferred fuel costs	235,986	—	—	235,986
Obligations under capital leases	2,709	—	—	2,709
Pension and other postretirement liabilities	53,143	—	9,370	62,513
Other	150,308	1,936	31,937	184,181
TOTAL	2,368,529	(24,342)	745,771	3,089,958

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	7,459,787	300,243	546,835	8,306,865
Accumulated deferred investment tax credits	234,300	—	—	234,300
Obligations under capital leases	27,001	—	—	27,001
Other regulatory liabilities	1,414,898	—	—	1,414,898
Decommissioning and retirement cost liabilities	2,720,676	—	2,069,511	4,790,187
Accumulated provisions	458,366	—	2,361	460,727
Pension and other postretirement liabilities	2,423,018	—	764,339	3,187,357
Long-term debt	10,643,726	2,426,571	41,259	13,111,556
Other	736,685	(594,523)	307,694	449,856
TOTAL	26,118,457	2,132,291	3,731,999	31,982,747

Subsidiaries' preferred stock without sinking fund	293,936	—	24,249	318,185

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2015	2,091,268	(2,289,823)	201,103	2,548
Paid-in capital	2,548,659	1,174,256	1,680,843	5,403,758
Retained earnings	5,185,328	2,520,589	1,687,996	9,393,913
Accumulated other comprehensive income (loss)	(129,271)	—	138,222	8,951
Less - treasury stock, at cost (76,363,763 shares in 2015)	120,000	5,432,379	—	5,552,379
TOTAL	9,575,984	(4,027,357)	3,708,164	9,256,791

TOTAL LIABILITIES AND EQUITY	$38,356,906	($1,919,408)	$8,210,183	$44,647,681

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended September 30, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,624,596	($34)	$—	$2,624,562
Natural gas	24,796	—	—	24,796
Competitive businesses	—	—	475,345	475,345
Total	2,649,392	(34)	475,345	3,124,703

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	404,208	(34)	56,816	460,990
Purchased power	353,006	34	22,067	375,107
Nuclear refueling outage expenses	32,406	—	24,269	56,675
Other operation and maintenance	592,240	4,886	236,050	833,176
Asset write-offs, impairments and related charges	—	—	18,841	18,841
Decommissioning	38,370	—	46,896	85,266
Taxes other than income taxes	125,050	133	23,893	149,076
Depreciation and amortization	287,021	263	53,115	340,399
Other regulatory charges	33,113	—	—	33,113
Total	1,865,414	5,282	481,947	2,352,643

OPERATING INCOME	783,978	(5,316)	(6,602)	772,060

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	15,451	—	—	15,451
Interest and investment income	48,497	(38,012)	27,049	37,534
Miscellaneous - net	(4,924)	(1,075)	(741)	(6,740)
Total	59,024	(39,087)	26,308	46,245

INTEREST EXPENSE
Interest expense	147,324	22,208	5,370	174,902
Allowance for borrowed funds used during construction	(7,707)	—	—	(7,707)
Total	139,617	22,208	5,370	167,195

INCOME BEFORE INCOME TAXES	703,385	(66,611)	14,336	651,110

Income taxes	255,603	(3,812)	6,115	257,906

CONSOLIDATED NET INCOME	447,782	(62,799)	8,221	393,204

Preferred dividend requirements of subsidiaries	4,487	—	547	5,034

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$443,295	($62,799)	$7,674	$388,170

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.48	($0.35)	$0.04	$2.17
DILUTED	$2.47	($0.35)	$0.04	$2.16

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,023,351
DILUTED				179,990,888
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended September 30, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,825,164	($21)	$—	$2,825,143
Natural gas	24,517	—	—	24,517
Competitive businesses	—	—	521,746	521,746
Total	2,849,681	(21)	521,746	3,371,406

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	654,579	(21)	84,891	739,449
Purchased power	422,693	25	27,066	449,784
Nuclear refueling outage expenses	30,094	—	38,483	68,577
Other operation and maintenance	633,048	2,164	217,173	852,385
Asset write-offs, impairments and related charges	—	—	1,642,204	1,642,204
Decommissioning	35,978	—	32,910	68,888
Taxes other than income taxes	135,032	212	22,890	158,134
Depreciation and amortization	273,937	489	60,415	334,841
Other regulatory charges	22,160	—	—	22,160
Total	2,207,521	2,869	2,126,032	4,336,422

OPERATING INCOME (LOSS)	642,160	(2,890)	(1,604,286)	(965,016)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	14,129	—	—	14,129
Interest and investment income	46,979	(37,338)	29,413	39,054
Miscellaneous - net	(5,086)	(1,100)	(3,819)	(10,005)
Total	56,022	(38,438)	25,594	43,178

INTEREST EXPENSE
Interest expense	142,261	21,857	7,231	171,349
Allowance for borrowed funds used during construction	(7,289)	—	—	(7,289)
Total	134,972	21,857	7,231	164,060

INCOME (LOSS) BEFORE INCOME TAXES	563,210	(63,185)	(1,585,923)	(1,085,898)

Income taxes	198,945	(12,097)	(554,513)	(367,665)

CONSOLIDATED NET INCOME (LOSS)	364,265	(51,088)	(1,031,410)	(718,233)

Preferred dividend requirements of subsidiaries	4,247	—	547	4,794

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$360,018	($51,088)	($1,031,957)	($723,027)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$2.01	($0.29)	($5.76)	($4.04)
DILUTED	$2.01	($0.29)	($5.76)	($4.04)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,151,832
DILUTED				179,151,832
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Nine Months Ended September 30, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$6,760,134	($80)	$—	$6,760,054
Natural gas	95,530	—	—	95,530
Competitive businesses	—	—	1,341,534	1,341,534
Total	6,855,664	(80)	1,341,534	8,197,118

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,209,840	(80)	137,662	1,347,422
Purchased power	831,924	80	48,099	880,102
Nuclear refueling outage expenses	97,700	—	57,251	154,951
Other operation and maintenance	1,688,348	15,649	620,353	2,324,350
Asset write-offs, impairments and related charges	—	—	33,170	33,170
Decommissioning	113,415	—	117,104	230,519
Taxes other than income taxes	373,483	944	73,676	448,103
Depreciation and amortization	854,050	1,236	155,052	1,010,339
Other regulatory charges	55,626	—	—	55,626
Total	5,224,386	17,829	1,242,367	6,484,582

OPERATING INCOME	1,631,278	(17,909)	99,167	1,712,536

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	48,242	—	—	48,242
Interest and investment income	144,634	(115,351)	87,379	116,662
Miscellaneous - net	(14,867)	(4,222)	(6,613)	(25,702)
Total	178,009	(119,573)	80,766	139,202

INTEREST EXPENSE
Interest expense	446,403	62,033	17,908	526,344
Allowance for borrowed funds used during construction	(24,520)	—	—	(24,520)
Total	421,883	62,033	17,908	501,824

INCOME BEFORE INCOME TAXES	1,387,404	(199,515)	162,025	1,349,914

Income taxes	359,653	(34,148)	(176,626)	148,879

CONSOLIDATED NET INCOME	1,027,751	(165,367)	338,651	1,201,035

Preferred dividend requirements of subsidiaries	13,945	—	1,641	15,586

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,013,806	($165,367)	$337,010	$1,185,449

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.67	($0.92)	$1.88	$6.63
DILUTED	$5.64	($0.92)	$1.88	$6.60

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,804,148
DILUTED				179,490,060
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Nine Months Ended September 30, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$7,289,331	($51)	$—	$7,289,280
Natural gas	111,805	—	—	111,805
Competitive businesses	—	—	1,603,643	1,603,643
Total	7,401,136	(51)	1,603,643	9,004,728

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,658,220	(51)	261,436	1,919,605
Purchased power	1,059,325	55	55,356	1,114,736
Nuclear refueling outage expenses	89,642	—	110,933	200,575
Other operation and maintenance	1,800,340	8,242	641,786	2,450,368
Asset write-offs, impairments and related charges	—	—	1,642,204	1,642,204
Decommissioning	106,224	—	101,393	207,617
Taxes other than income taxes	387,779	1,234	83,022	472,035
Depreciation and amortization	819,143	1,524	186,514	1,007,181
Other regulatory charges	35,271	—	—	35,271
Total	5,955,944	11,004	3,082,644	9,049,592

OPERATING INCOME (LOSS)	1,445,192	(11,055)	(1,479,001)	(44,864)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	37,841	—	—	37,841
Interest and investment income	142,720	(111,678)	115,851	146,893
Miscellaneous - net	(12,389)	(5,335)	(17,045)	(34,769)
Total	168,172	(117,013)	98,806	149,965

INTEREST EXPENSE
Interest expense	428,770	55,824	18,952	503,546
Allowance for borrowed funds used during construction	(19,450)	—	—	(19,450)
Total	409,320	55,824	18,952	484,096

INCOME (LOSS) BEFORE INCOME TAXES	1,204,044	(183,892)	(1,399,147)	(378,995)

Income taxes	407,993	(37,783)	(487,622)	(117,412)

CONSOLIDATED NET INCOME (LOSS)	796,051	(146,109)	(911,525)	(261,583)

Preferred dividend requirements of subsidiaries	12,912	—	1,640	14,552

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$783,139	($146,109)	($913,165)	($276,135)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$4.36	($0.81)	($5.09)	($1.54)
DILUTED	$4.36	($0.81)	($5.09)	($1.54)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,442,172
DILUTED				179,442,172
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended September 30, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$8,779,543	($91)	$—	$8,779,452
Natural gas	126,471	—	—	126,471
Competitive businesses	—	—	1,799,719	1,799,719
Total	8,906,014	(91)	1,799,719	10,705,642

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,688,742	(91)	191,337	1,879,988
Purchased power	1,082,774	91	73,307	1,156,172
Nuclear refueling outage expenses	125,603	—	80,089	205,692
Other operation and maintenance	2,331,083	19,940	877,939	3,228,962
Asset write-offs, impairments and related charges	68,672	—	427,200	495,872
Decommissioning	149,935	—	153,240	303,175
Taxes other than income taxes	493,442	860	101,187	595,489
Depreciation and amortization	1,130,994	1,869	207,571	1,340,434
Other regulatory charges	195,658	—	—	195,658
Total	7,266,903	22,669	2,111,870	9,401,442

Gain on sale of asset	—	—	154,037	154,037

OPERATING INCOME	1,639,111	(22,760)	(158,114)	1,458,237

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	62,309	—	—	62,309
Interest and investment income	193,460	(156,811)	120,182	156,831
Miscellaneous - net	(24,545)	(11,237)	(51,150)	(86,932)
Total	231,224	(168,048)	69,032	132,208

INTEREST EXPENSE
Interest expense	587,393	79,757	25,744	692,894
Allowance for borrowed funds used during construction	(31,697)	—	—	(31,697)
Total	555,696	79,757	25,744	661,197

INCOME BEFORE INCOME TAXES	1,314,639	(270,565)	(114,826)	929,248

Income taxes	(31,577)	(45,715)	(299,344)	(376,636)

CONSOLIDATED NET INCOME	1,346,216	(224,850)	184,518	1,305,884

Preferred dividend requirements of subsidiaries	18,674	—	2,188	20,862

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,327,542	($224,850)	$182,330	$1,285,022

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$7.43	($1.26)	$1.02	$7.19
DILUTED	$7.40	($1.26)	$1.02	$7.16

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,699,435
DILUTED				179,392,097
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended September 30, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,456,898	($77)	$—	$9,456,821
Natural gas	151,872	—	—	151,872
Competitive businesses	—	58	2,227,295	2,227,353
Total	9,608,770	(19)	2,227,295	11,836,046

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,193,747	(77)	351,682	2,545,352
Purchased power	1,404,203	81	68,234	1,472,518
Nuclear refueling outage expenses	120,121	—	150,441	270,562
Other operation and maintenance	2,436,604	12,517	919,196	3,368,317
Asset write-offs, impairments and related charges	11,368	—	1,642,816	1,654,184
Decommissioning	139,860	—	138,959	278,819
Taxes other than income taxes	493,239	1,375	115,088	609,702
Depreciation and amortization	1,081,262	2,284	249,727	1,333,273
Other regulatory charges	28,509	—	—	28,509
Total	7,908,913	16,180	3,636,143	11,561,236

OPERATING INCOME	1,699,857	(16,199)	(1,408,848)	274,810

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	55,989	—	—	55,989
Interest and investment income	181,063	(148,597)	153,073	185,539
Miscellaneous - net	(10,200)	(7,207)	(26,353)	(43,760)
Total	226,852	(155,804)	126,720	197,768

INTEREST EXPENSE
Interest expense	575,821	73,945	23,503	673,269
Allowance for borrowed funds used during construction	(28,827)	—	—	(28,827)
Total	546,994	73,945	23,503	644,442

INCOME (LOSS) BEFORE INCOME TAXES	1,379,715	(245,948)	(1,305,631)	(171,864)

Income taxes	470,006	(53,506)	(451,788)	(35,288)

CONSOLIDATED NET INCOME (LOSS)	909,709	(192,442)	(853,843)	(136,576)

Preferred dividend requirements of subsidiaries	17,244	—	2,188	19,432

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$892,465	($192,442)	($856,031)	($156,008)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$4.97	($1.07)	($4.77)	($0.87)
DILUTED	$4.97	($1.07)	($4.77)	($0.87)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,644,669
DILUTED				179,644,669
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended September 30, 2016 vs. 2015
(Dollars in thousands)
(Unaudited)
	2016	2015	Variance

OPERATING ACTIVITIES
Consolidated net income (loss)	$393,204	($718,233)	$1,111,437
Adjustments to reconcile consolidated net income (loss) to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	536,119	542,802	(6,683)
Deferred income taxes, investment tax credits, and non-current taxes accrued	289,629	(447,990)	737,619
Asset write-offs, impairments and related charges	18,841	1,642,204	(1,623,363)
Changes in working capital:
Receivables	(213,174)	(122,143)	(91,031)
Fuel inventory	19,314	(3,830)	23,144
Accounts payable	54,521	14,286	40,235
Prepaid taxes and taxes accrued	22,373	127,256	(104,883)
Interest accrued	(3,944)	(15,384)	11,440
Deferred fuel costs	(163,349)	92,935	(256,284)
Other working capital accounts	43,376	(8,996)	52,372
Changes in provisions for estimated losses	1,227	62,164	(60,937)
Changes in other regulatory assets	55,016	30,459	24,557
Changes in other regulatory liabilities	40,494	(80,268)	120,762
Changes in pensions and other postretirement liabilities	(136,344)	(190,742)	54,398
Other	43,012	86,764	(43,752)
Net cash flow provided by operating activities	1,000,315	1,011,284	(10,969)
INVESTING ACTIVITIES
Construction/capital expenditures	(708,929)	(605,832)	(103,097)
Allowance for equity funds used during construction	15,655	14,263	1,392
Nuclear fuel purchases	(36,236)	(174,558)	138,322
Payment for purchase of plant	(1,426)	—	(1,426)
Changes in securitization account	(17,150)	(15,360)	(1,790)
Payments to storm reserve escrow account	(398)	(65,267)	64,869
Decrease (increase) in other investments	12,317	38,699	(26,382)
Proceeds from nuclear decommissioning trust fund sales	563,894	539,217	24,677
Investment in nuclear decommissioning trust funds	(577,062)	(547,445)	(29,617)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	33,081	—	33,081
Net cash flow used in investing activities	(716,254)	(816,283)	100,029
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,651,693	1,340,250	311,443
Treasury stock	16,265	321	15,944
Retirement of long-term debt	(809,403)	(910,460)	101,057
Repurchase of common stock	—	(74,729)	74,729
Repurchase / redemption of preferred stock	(85,283)	(94,285)	9,002
Changes in credit borrowings and commercial paper - net	(591,525)	(157,951)	(433,574)
Other	4,072	(13,820)	17,892
Dividends paid:
Common stock	(152,150)	(149,009)	(3,141)
Preferred stock	(6,395)	(5,090)	(1,305)
Net cash flow provided by (used in) financing activities	27,274	(64,773)	92,047
Net increase in cash and cash equivalents	311,335	130,228	181,107
Cash and cash equivalents at beginning of period	996,099	910,370	85,729
Cash and cash equivalents at end of period	$1,307,434	$1,040,598	$266,836

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$173,618	$182,496	($8,878)
Income taxes	($4,619)	$5,012	($9,631)

Entergy Corporation
Consolidated Cash Flow Statement
Nine Months Ended September 30, 2016 vs. 2015
(Dollars in thousands)
(Unaudited)
	2016	2015	Variance

OPERATING ACTIVITIES
Consolidated net income (loss)	$1,201,035	$(261,583)	$1,462,618
Adjustments to reconcile consolidated net income (loss) to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,548,872	1,612,690	(63,818)
Deferred income taxes, investment tax credits, and non-current taxes accrued	119,603	(267,984)	387,587
Asset write-offs, impairments and related charges	33,170	1,642,204	(1,609,034)
Changes in working capital:
Receivables	(270,847)	(222,311)	(48,536)
Fuel inventory	28,900	(7,578)	36,478
Accounts payable	99,933	(90,309)	190,242
Prepaid taxes and taxes accrued	29,429	108,229	(78,800)
Interest accrued	(13,487)	(34,368)	20,881
Deferred fuel costs	(159,592)	165,384	(324,976)
Other working capital accounts	(78,553)	(133,142)	54,589
Changes in provisions for estimated losses	2,760	55,177	(52,417)
Changes in other regulatory assets	164,716	155,244	9,472
Changes in other regulatory liabilities	110,999	(95,327)	206,326
Changes in pensions and other postretirement liabilities	(305,200)	(307,638)	2,438
Other	(259,343)	30,957	(290,300)
Net cash flow provided by operating activities	2,252,395	2,349,645	(97,250)
INVESTING ACTIVITIES
Construction/capital expenditures	(2,003,427)	(1,701,758)	(301,669)
Allowance for equity funds used during construction	48,807	39,428	9,379
Nuclear fuel purchases	(160,343)	(340,262)	179,919
Payment for purchase of plant	(949,329)	—	(949,329)
Insurance proceeds received for property damages	—	12,745	(12,745)
Changes in securitization account	(3,911)	(8,756)	4,845
NYPA value sharing payment	—	(70,790)	70,790
Payments to storm reserve escrow account	(1,203)	(68,956)	67,753
Decrease (increase) in other investments	12,374	(15,323)	27,697
Proceeds from nuclear decommissioning trust fund sales	1,796,566	1,487,759	308,807
Investment in nuclear decommissioning trust funds	(1,844,514)	(1,520,461)	(324,053)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	122,488	—	122,488
Net cash flow used in investing activities	(2,982,492)	(2,186,374)	(796,118)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	5,508,461	2,205,884	3,302,577
Treasury stock	33,120	24,218	8,902
Retirement of long-term debt	(4,229,599)	(2,295,118)	(1,934,481)
Repurchase of common stock	—	(99,807)	99,807
Repurchase / redemption of preferred stock	(85,283)	(94,285)	9,002
Changes in credit borrowings and commercial paper - net	(60,985)	183,627	(244,612)
Other	(6,204)	(7,102)	898
Dividends paid:
Common stock	(455,993)	(447,268)	(8,725)
Preferred stock	(16,947)	(14,848)	(2,099)
Net cash flow provided by (used in) financing activities	686,570	(544,699)	1,231,269
Net decrease in cash and cash equivalents	(43,527)	(381,428)	337,901
Cash and cash equivalents at beginning of period	1,350,961	1,422,026	(71,065)
Cash and cash equivalents at end of period	$1,307,434	$1,040,598	$266,836

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$584,362	$523,489	$60,873
Income taxes	$79,988	$95,779	($15,791)

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended September 30, 2016 vs. 2015
(Dollars in thousands)
(Unaudited)
	2016	2015	Variance

OPERATING ACTIVITIES
Consolidated net income (loss)	$1,305,884	($136,576)	$1,442,460
Adjustments to reconcile consolidated net income (loss) to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,053,418	2,155,035	(101,617)
Deferred income taxes, investment tax credits, and non-current taxes accrued	(432,763)	(151,431)	(281,332)
Asset write-offs, impairments and related charges	495,872	1,658,816	(1,162,944)
Gain on sale of asset	(154,037)	—	(154,037)
Changes in working capital:
Receivables	(10,384)	(4,710)	(5,674)
Fuel inventory	24,102	(33,917)	58,019
Accounts payable	55,031	(63,138)	118,169
Prepaid taxes and taxes accrued	3,169	25,499	(22,330)
Interest accrued	9,436	(5,424)	14,860
Deferred fuel costs	(26,251)	219,168	(245,419)
Other working capital accounts	(59,112)	(16,657)	(42,455)
Changes in provisions for estimated losses	(9,851)	69,535	(79,386)
Changes in other regulatory assets	271,789	(1,053,348)	1,325,137
Changes in other regulatory liabilities	267,567	(49,267)	316,834
Changes in pensions and other postretirement liabilities	(443,980)	1,291,982	(1,735,962)
Other	(155,956)	(557,850)	401,894
Net cash flow provided by operating activities	3,193,934	3,347,717	(153,783)
INVESTING ACTIVITIES
Construction/capital expenditures	(2,802,529)	(2,314,338)	(488,191)
Allowance for equity funds used during construction	63,014	58,666	4,348
Nuclear fuel purchases	(313,685)	(524,338)	210,653
Payment for purchase of plant	(949,329)	—	(949,329)
Proceeds from sale of assets and businesses	487,406	—	487,406
Insurance proceeds received for property damages	11,654	20,065	(8,411)
Changes in securitization account	(961)	(2,337)	1,376
NYPA value sharing payment	—	(70,790)	70,790
Payments to storm reserve escrow account	(1,410)	(70,843)	69,433
Receipts from storm reserve escrow account	5,916	—	5,916
Decrease (increase) in other investments	28,268	(5,430)	33,698
Proceeds from nuclear decommissioning trust fund sales	2,800,983	1,913,057	887,926
Investment in nuclear decommissioning trust funds	(2,875,011)	(1,976,133)	(898,878)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	140,784	—	140,784
Net cash flow used in investing activities	(3,404,900)	(2,972,421)	(432,479)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	6,804,766	3,638,337	3,166,429
Preferred stock of subsidiary	107,426	—	107,426
Treasury stock	33,268	131,016	(97,748)
Retirement of long-term debt	(5,395,999)	(3,082,736)	(2,313,263)
Repurchase of common stock	—	(264,819)	264,819
Repurchase / redemption of preferred stock	(85,283)	(94,285)	9,002
Changes in credit borrowings and commercial paper - net	(348,659)	(109,411)	(239,248)
Other	(8,238)	(4,505)	(3,733)
Dividends paid:
Common stock	(607,622)	(597,077)	(10,545)
Preferred stock	(21,857)	(19,727)	(2,130)
Net cash flow provided by (used in) financing activities	477,802	(403,207)	881,009
Net increase (decrease) in cash and cash equivalents	266,836	(27,911)	294,747
Cash and cash equivalents at beginning of period	1,040,598	1,068,509	(27,911)
Cash and cash equivalents at end of period	$1,307,434	$1,040,598	$266,836

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$724,503	$658,765	$65,738
Income taxes	$87,798	$125,718	($37,920)